UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 20, 2013
DICK'S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537

(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108

(Address of Principal Executive Offices)	(Zip Code)
(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD.

On August 20, 2013, Dick's Sporting Goods, Inc. issued a press release and held a conference call announcing sales and earnings results for the second quarter ended August 3, 2013 and providing earnings and same store sales guidance for full year, third quarter and fourth quarter fiscal 2013. The press release and the prepared remarks during the conference call incorrectly stated that same store sales for fourth quarter 2013 are expected to decrease 1-2% on an unshifted basis. Corrected, same store sales for fourth quarter 2013 are expected to increase 2-3% on an unshifted basis. Accordingly, the outlook for same store sales for fourth quarter 2013 provided in the press release and on the conference call should be as follows:

•
Consolidated same store sales adjusted for the shifted calendar, due to the 53rd week in 2012, are currently expected to increase approximately 3 to 4% in the fourth quarter of 2013, or approximately 2 to 3% on an unshifted basis, as compared to a 1.2% increase in the fourth quarter of 2012.

Except as specifically described above, this correction does not affect the full year, third quarter and fourth quarter fiscal 2013 outlook provided in the press release or on the conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: August 20, 2013	By:	/S/ ANDRÉ J. HAWAUX
	Name:	André J. Hawaux
	Title:	EVP – Finance, Administration and Chief Financial Officer